For Further Information:

United Financial Mortgage Corp.
600 Enterprise Drive
Oak Brook, IL 60523
(630) 571-7222
(630) 571-2623
Contact: Steve Khoshabe
         Chief Financial Officer
         sk@ufmc.com

Coffin Communications Group
15300 Verntura Boulevard, Suite 303
Sherman Oaks, CA 91403
(818) 789-0100
(818) 789-1152 Fax
Contact: William F. Coffin, CEO
         Mark Daugherty, Account Principal
         mark.daugherty@coffincg.com


For Immediate Release:

        United Financial Mortgage Corp. Reports Increased Revenues and
               Earnings for Fiscal 2000 Second Quarter

Oak Brook, IL, December 15, 1999--United Financial Mortgage Corp. (CHX:UFM or 'the Company') today announced results for the second quarter ended October 31, 1999. Revenues for the three months ended October 31, 1999 were $2.9 million, a 7.2% increase compared to $2.7 million for the three months ended October 31, 1998. Net income for the quarter increased 46.8% to $96,181, or $0.02 per diluted share, compared to net income of $65,518, or $0.01 per diluted share for the quarter ended October 31, 1998.

Revenues for the six months ended October 31, 1999 were $5.8 million, a 9.6% increase compared to $5.3 million for the six months ended October 31, 1998. Net income for the six-month period increased 118.1% to $164,919, or $0.04 per diluted share, compared to net income of $75,612, or $0.02 per diluted share for the six months ended October 31, 1998.

Joseph Khoshabe, President and CEO of United Financial Mortgage stated, "I am pleased to report that we continued to experience increased growth this recent quarter, and we are optimistic with the progress that we made in adjusting to a higher interest rate environment. As we expand our demographic market over the next few months, we will be focusing our marketing efforts on providing more creative product offerings to meet customer demands, as well as refining our technology to remain competitive in a rapidly changing market.
I am happy to report that we are well on the way to achieving these goals."

The Company believe that the industry will continue to offer broader and more diversified product offerings and that technology will play an increasingly important role in real estate transactions. This includes expanded use of Internet capabilities, which the Company continues to agrressively pursue.

About United Financial Mortgage Corp.

United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has regional offices in several other states. The Company's web site (www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.

This press release may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of fundings, and other risks disclosed from time to time in the Company's SEC reports and filings.

                --Financial Tables To Follow--

                         United Financial Mortgage Corp.
                                  Balance Sheet
                                   (Unaudited)


                                      Six Months Ended       Six Months Ended
                                      October 31, 1998       October 31, 1999
           ASSETS
      Current Assets:
        Cash                        $      4,376,970           $    4,640,467
        Loans Held For Sale               28,407,731               27,514,645
        Mortgage Loan Investments            994,004                  944,438
        Accounts Receivable                  156,766                  222,308
        Due From Employees                    30,318                   42,700
        Due from Officers                     67,516                    2,439
        Deferred Tax Asset                         0                        0
        U.S. Savings Bonds                     2,000                    2,000
        Notes Receivable                     225,200                  100,000
        Prepaid Expense                      106,374                  121,212
            Total Current Assets          34,366,879               33,590,208

      Furniture, Fixtures & Equipment
        Cost                                 533,740                  709,482
        Accumulated Depreciation            (226,043)                (338,775)
        Net Furn, Fix, & Equipment           307,697                  370,707

      Other Assets:
        Servicing Rights                      69,040                  269,250
        Escrow Deposits                        5,750                  197,984
        Security Deposits                     20,678                   24,410
        Deferred Advisor Fees                156,000                        0
        Investment                             5,750                    5,850
        Goodwill Net                          75,120                  120,987
           Total Other Assets                332,338                  618,481

           Total Assets                   35,006,914               34,579,396

           The accompanying Notes are an integral part of this statement
  </Table)

                         United Financial Mortgage Corp.
                                  Balance Sheet
                                   (Unaudited)


                                      Six Months Ended       Six Months Ended
                                      October 31, 1998       October 31, 1999

      LIABILITES AND STOCKHOLDERS EQUITY
      Current Liabilities:
        Accounts Payable            $        215,721           $      189,071
        Accrued Expenses                      82,025                  137,675
        Loans Payable                              0                  616,970
        Leases Payable-Short Term             15,929                    9,858
        Accrued Income Taxes                       0                   42,960
        Deferred Income Taxes                 34,789                  113,623
        Taxes Payable                              0                        0
        Escrow Payable                        20,579                   82,722
        Notes Payable - Current           28,282,843               26,614,657
           Total Current Liabilities      28,651,886               27,807,537
        Leases Payable-Long Term              29,227                   18,967
                Total Liabilities         28,681,113               27,826,504

      Stockholders' Equity
        Common Shares, 20,000,000
        Authorized, No Par Value,
        Shares Issued and Outstanding;
        3,900,029 at July 31, 1998
        and 3,897,529 at July 31, 1999.    6,536,403                6,521,625

      Preferred Shares, 5,000,000
        authorized, No Par Value, 63
        Series A Redeemable Shares
        Issued And Outstanding at
        July 31, 1998 and July 31, 1998.     315,000                  315,000

      Retained Earnings                     (525,602)                 (83,733)

           Total Stockholders Equity       6,325,801                6,752,892

           Total Liabilities Plus
           Stockholders Equity            35,006,914               34,579,396

            The accompanying Notes are an integral part of this statement

  </Table)

                         United Financial Mortgage Corp.
                          Condensed Statement of Income
                                   (Unaudited)

                            Three Months   Six Months  Three Months  Six Months
                                Ended        Ended        Ended        Ended
                            Oct 31, 1998  Oct 31, 1998 Oct 31, 1999 Oct 31, 1999
     Revenues:
        Commissions & Fees  $ 2,346,833   $  4,596,604 $  2,460,136 $ 4,890,367
        Interest Income         346,793        716,938      432,051     917,197
        Other Income & Expenses       0        (18,683)      (3,395)     (3,395)
           Total Revenues     2,693,626      5,294,859    2,888,793   5,804,169

      Expenses:
        Salaries & Comm.    $ 1,438,385   $  2,983,747    1,717,511   3,276,856
        Selling & Admin         815,290      1,458,214      762,960   1,493,884
        Depreciation             13,379         25,559       38,152      73,991
        Interest Expense        392,201        716,938      432,586     905,350
        Litigation Expense      (62,944)             0            0           0
            Total Expenses    2,596,311      5,184,458    2,951,209   5,750,080

      Income (loss) Before
         Income Taxes            97,315        110,401      (62,416)     54,088
      Income Tax Provision       33,289         34,789     (158,597)   (110,831)
      Net Income Applicable
         To Common Shareholders  64,026         75,612       96,181     164,919

      Basic Net Income
         Per Common Share        0.0164         0.0201       0.0247      0.0423
      Diluted Net Income
         Per Common Share        0.0155         0.0189       0.0232      0.0399

      Shares used in computation of
         Basic Net Income
         Per Share            3,900,029      3,757,807    3,895,529   3,895,529
      Shares used in computation of
         Diluted Net Income
         Per Share            4,142,029      3,999,807    4,137,529   4,137,529

              The accompanying Notes are an integral part of this statement
  </Table)

